EXHIBIT 99.1

February 18, 2011

CONTACT: ECB Bancorp, Inc.

Thomas M. Crowder, Chief Financial Officer

(252) 925-5520

(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2010 Annual and Fourth Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the twelve months and three months ended December 31, 2010.

2010 Annual and Fourth Quarter Financial Highlights

For the twelve months ended December 31, 2010, net income was $860,000, a decrease of (42.8%) compared to net income for the twelve months ended December 31, 2009 of $1,502,000. After adjusting for $1,063,000 in preferred stock dividends and accretion of warrant discount, the net loss attributable to common shareholders for the twelve months ended December 31, 2010 was ($203,000) or ($0.07) per diluted share compared to net income of $499,000 or $0.18 per diluted share for the year 2009. As we previously reported, during the fourth quarter of 2010 ECB Bancorp recognized a nonrecurring one-time expense of $1,141,000 for early termination fees payable on certain multi-year support and maintenance contracts in connection with our conversion of East Carolina Bank’s core processing system, scheduled for May 2011. This expense impacted and contributed to the annual and three months ended December 31, 2010 operating loss. Due to the unique, nonrecurring nature of this expense, we believe normalizing earnings to adjust for the impact of this expense, thus presenting on a non-GAAP basis, provides useful comparative information. After backing out the nonrecurring expense of $1,141,000, the comparative annual non-GAAP pre-tax income for 2010 would have been $1,235,000 versus the $1,145,000 for year ending 2009, an improvement of $90,000 or 7.8% in 2010 over 2009.

For the three months ended December 31, 2010, the net loss totaled ($1,124,000), or a (25.3%) increase in net loss from the ($897,000) in net loss for the three months ended December 31, 2009. After adjusting for $266,000 in preferred stock dividends and the accretion of warrant discount, the net loss charged to common shareholders for the three months ended December 31, 2010 was ($1,390,000) or ($0.49) per diluted share, an increase in net loss of (19.6%) compared to the loss of ($1,162,000) or ($0.41) per diluted share for the three months ended December 31, 2009. As was discussed previously, after backing out the nonrecurring expense of $1,141,000 in the fourth quarter, the comparative non-GAAP pre-tax loss for the three months ending December 31, 2010 would have been ($928,000) versus the ($1,750,000) for the same ending period in 2009, an improvement of $822,000 or 47.0%.

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In the three months ending December 31, 2010 ECB Bancorp recognized $2,037,000 in net gains from sales in the investment portfolio versus $1,533,000 of recognized net gains in the same period in 2009. These gains resulted from the continued repositioning of the investment portfolio to reduce its exposure to the municipal bond sector of our portfolio. As with the nonrecurring expense, we believe it provides useful comparative information to back out the securities gains as well as the nonrecurring expense for the three month period ending December 31, 2010. The net result of backing out the nonrecurring expense of $1,141,000 and the securities gains of $2,037,000 for the three month period ending December 31, 2010 is a non-GAAP pre-tax loss of ($2,965,000) versus a non-GAAP pre-tax loss of ($3,283,000) for the same period in 2009 after backing out the security gains of $1,533,000 for the same period in 2009. This is an operating improvement of $318,000.

Other Financial Highlights include:

•	Consolidated assets increased 3.5% to $919,869,000 at December 31, 2010 from $888,720,000 at December 31, 2009.

•	Loans decreased (1.8%) to $567,631,000 at December 31, 2010 compared to $577,791,000 at December 31, 2009.

•	Deposits increased 4.1% to $785,941,000 at December 31, 2010 from $754,730,000 at December 31, 2009.

•	Net interest income increased 4.4 % to $27,919,000 for the twelve months ended December 31, 2010 from $26,748,000 for the same period a year ago.

•	Total interest expense for the twelve months ending December 31, 2010 declined (16%) to $11,888,000 from $14,157,000 for the same period in 2009.

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Non-interest income for the twelve months ended December 31, 2010 net of securities gains was $6,487,000, an increase of 6.6% compared to $6,084,000 of non-interest income net of securities gains for the same period in 2009.

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Provision for loan losses charged to operations for the twelve months ended December 31, 2010 totaled $12,980,000, an increase of 16.9% compared to the $11,100,000 provision charged to operations for the same period in 2009.

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During the fourth quarter of 2010, the Company declared a common stock dividend of $0.07 per share, or $0.28 per share on an annualized basis, which was unchanged from the $0.07 dividend, paid in the third quarter of 2010.

A. Dwight Utz, President and Chief Executive Officer, stated: “The special expense we recognized in the fourth quarter of $1,141,000 negatively affected our year end results. The benefits we will gain beginning in May of 2011 with our new core processing capacity we believe will recoup most of the recognized expense over time but more importantly will substantially assist us in managing our growth in coming years. We have strived to assess the proper balance of credit risk and reserves, as have most of the banks in our market. We believe ECB Bancorp is well positioned to grow both organically and perhaps through acquisition, based on our current reserves and the bank’s stability.”

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Thomas M. Crowder, Executive Vice President and Chief Financial Officer, stated: “We began to see in the fourth quarter of 2010 a trend toward higher interest rates, particularly in the longer maturities. We will continue to manage our balance sheet to mitigate the impact of a rising rate environment and its potential impact on our present value of equity.”

Mr. Utz concluded: “The fourth quarter saw ECB Bancorp positioning itself to move into 2011 with the personnel, financial resources, technological infrastructure and credit quality necessary to begin the process of moving back into a more normalized and profitable posture, which will allow us to look to a future focused on growth.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or

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unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Factors that could influence the accuracy of statements in this report regarding completion of the conversion to the new system and benefits that we will gain, including the recoupment of recognized expense, include, but are not limited to, the possibility that we will encounter (a) unexpected delays in, costs associated with, or other problems in the course of, completion of our conversion to the new system, (b) unexpected compatibility issues associated with the new system, or (c) changes in our business or other factors which offset expected costs savings. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2010 and 2009

(Dollars in thousands, except per share data)

	December 31, 2010	December 31, 2009*
	(unaudited)
Assets
Non-interest bearing deposits and cash	$11,731	$9,076
Interest bearing deposits	20	870
Overnight investments	8,415	7,865

Total cash and cash equivalents	20,166	17,811

Investment securities
Available-for-sale, at market value (cost of $275,883 and $237,594 at December 31, 2010 and 2009, respectively)	273,229	239,332
Loans held for sale	4,136	—
Loans	567,631	577,791
Allowance for loan losses	(13,247)	(9,725)

Loans, net	554,384	568,066

Real estate and repossessions acquired in settlement of loans, net	4,536	5,443
Federal Home Loan Bank common stock, at cost	4,571	5,116
Bank premises and equipment, net	26,636	25,329
Accrued interest receivable	5,243	4,967
Bank owned life insurance	8,954	8,657
Other assets	18,014	13,999

Total	$919,869	$888,720

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$104,932	$93,492
Demand, interest bearing	262,977	141,956
Savings	29,938	19,595
Time	388,094	499,687

Total deposits	785,941	754,730

Accrued interest payable	631	1,121
Short-term borrowings	11,509	22,910
Long-term obligations	34,500	21,000
Other liabilities	6,394	4,584

Total liabilities	838,975	804,345

Shareholders’ equity
Preferred stock, Series A	17,288	17,122
Common stock, par value $3.50 per share	9,974	9,968
Capital surplus	25,852	25,803
Warrant	878	878
Retained earnings	28,554	29,555
Accumulated other comprehensive income (loss)	(1,652)	1,049

Total shareholders’ equity	80,894	84,375

Total	$919,869	$888,720

Common shares outstanding	2,849,841	2,847,881
Common shares authorized	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three and twelve months ended December 31, 2010 and 2009

(Dollars in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009*
	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,683	$7,775	$30,745	$30,595
Interest on investment securities:
Interest exempt from federal income taxes	204	401	1,541	1,406
Taxable interest income	1,945	1,815	7,464	8,774
Dividend income	4	60	44	127
Other interest income	4	—	13	3

Total interest income	9,840	10,051	39,807	40,905

Interest expense:
Deposits:
Demand accounts	482	224	1,527	833
Savings	39	12	91	46
Time	2,144	2,569	9,392	12,079
Short-term borrowings	58	59	241	462
Long-term obligations	203	169	637	707
Other interest expense	—	—	—	30

Total interest expense	2,926	3,033	11,888	14,157

Net interest income	6,914	7,018	27,919	26,748
Provision for loan losses	4,337	5,675	12,980	11,100

Net interest income after provision for loan losses	2,577	1,343	14,939	15,648

Noninterest income:
Service charges on deposit accounts	860	928	3,418	3,652
Other service charges and fees	251	213	1,419	1,160
Mortgage origination brokerage fees	427	270	1,283	950
Net gain on sale of securities	2,037	1,533	5,508	2,565
Income from bank owned life insurance	74	64	297	310
Other operating income	12	16	70	12

Total noninterest income	3,661	3,024	11,995	8,649

Noninterest expenses:
Salaries	2,639	2,152	9,832	8,287
Retirement and other employee benefits	742	619	2,924	2,488
Occupancy	492	429	1,876	1,832
Equipment	618	479	2,160	1,763
Professional fees	250	310	936	832
Supplies	56	52	221	216
Telephone	176	184	663	642
FDIC insurance	412	473	1,445	1,689
Other outside services	177	132	528	470
Net cost of real estate and repossessions acquired in settlement of loans	611	158	1,104	1,345
Contract early termination fees	1,141	—	1,141	—
Other operating expenses	993	1,129	4,010	3,588

Total noninterest expenses	8,307	6,117	26,840	23,152

Income (loss) before income taxes	(2,069)	(1,750)	94	1,145
Income tax benefit	(945)	(853)	(766)	(357)

Net income (loss)	(1,124)	(897)	860	1,502

Preferred stock dividends	224	223	897	853
Accretion of discount	42	42	166	150

Income (loss) available to common shareholders	($1,390)	($1,162)	($203)	$499

Net income (loss) per share - basic	($0.49)	($0.41)	($0.07)	$0.18

Net income (loss) per share - diluted	($0.49)	($0.41)	($0.07)	$0.18

Weighted average shares outstanding - basic	2,849,841	2,847,881	2,849,594	2,844,950

Weighted average shares outstanding - diluted	2,849,841	2,847,881	2,849,594	2,845,966

*	Derived from audited consolidated financial statements.

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Income Statement Data:
Interest income	$9,840	$9,982	$9,965	$10,020	$10,051
Interest expense	2,926	3,005	2,932	3,025	3,033

Net interest income	6,914	6,977	7,033	6,995	7,018
Provision for loan losses	4,337	3,863	1,780	3,000	5,675
Net after provision expense	2,577	3,114	5,253	3,995	1,343
Noninterest income	3,661	3,800	1,866	2,668	3,024
Noninterest expense	8,307	6,379	5,916	6,238	6,117
Income (loss) before income taxes	(2,069)	535	1,203	425	(1,750)
Income tax expense (benefit)	(945)	(5)	246	(62)	(853)

Net income (loss)	(1,124)	540	957	487	(897)
Preferred stock dividend & accretion of discount	266	267	265	265	265

Net income (loss) available to common shareholders	$(1,390)	$273	$692	$222	$(1,162)

Per Share Data and Shares Outstanding:
Net income - basic	$(0.49)	$0.10	$0.24	$0.08	$(0.41)
Net income - diluted	(0.49)	0.10	0.24	0.08	(0.41)
Cash dividends	0.0700	0.0700	0.0700	0.0700	0.1825
Book value at period end	22.32	24.70	24.46	23.56	23.62
Dividend payout ratio	-14.29%	70.00%	29.17%	87.50%	-44.51%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,848,839	2,847,881
Diluted	2,849,841	2,849,841	2,849,936	2,848,969	2,847,881
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,847,881
Balance Sheet Data:
Total assets	$919,869	$932,209	$921,840	$897,754	$888,720
Loans - gross	567,631	575,003	570,174	577,964	577,791
Allowance for loan losses	13,247	13,187	10,462	11,329	9,725
Investment securities	273,229	263,946	268,064	197,520	239,332
Interest earning assets	858,002	877,540	862,410	841,344	830,974
Premises and equipment, net	26,636	25,897	25,294	25,114	25,329
Total deposits	785,941	790,592	792,454	772,927	754,730
Short-term borrowings	11,509	13,534	22,408	20,877	22,910
Long-term obligations	34,500	34,500	14,500	14,500	21,000
Shareholders’ equity	80,894	87,632	86,918	84,292	84,375
Selected Performance Ratios (annualized):
Return on average assets	-0.48%	0.23%	0.43%	0.22%	-0.41%
Return on average shareholders’ equity	-5.15%	2.44%	4.48%	2.28%	-4.09%
Net interest margin	3.23%	3.31%	3.52%	3.55%	3.56%
Efficiency ratio	77.28%	57.83%	63.94%	62.39%	59.20%
Asset Quality Ratios:
Nonperforming loans to period-end loans	3.89%	3.59%	3.37%	3.19%	2.54%
Allowance for loan losses to period-end loans	2.33%	2.29%	1.83%	1.96%	1.68%
Allowance for loan losses to nonperforming loans	60%	64%	54%	61%	66%
Net charge-offs to average loans (annualized)	2.99%	0.79%	1.83%	0.97%	2.61%
Capital Ratios:
Tangible equity to total assets	6.91%	7.55%	7.56%	7.48%	7.57%
Equity-to-assets ratio	8.79%	9.40%	9.43%	9.39%	9.49%
Leverage Capital Ratio	8.76%	8.79%	9.26%	9.26%	9.59%
Tier 1 Capital Ratio	12.24%	12.37%	12.78%	12.69%	12.77%
Total Capital Ratio	13.50%	13.63%	14.03%	13.95%	14.02%